UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2012

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California		94065-1166
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Saba Software, Inc. (the “Company”) entered into a letter agreement with Wells Fargo Bank, National Association (“Wells Fargo”) and certain wholly-owned subsidiaries of the Company dated as of October 31, 2012 pursuant to which Wells Fargo extended to November 30, 2012 the time for the Company to deliver to Wells Fargo under the terms of the Credit Agreement between parties dated as of June 27, 2011 (the “Credit Agreement”), the following: (i) the Company’s Form 10-Q for its fiscal quarter ended February 29, 2012 (“Third Quarter Form 10-Q”) and related financial statements, (ii) the Company’s Form 10-K for its fiscal year ended May 31, 2012 (“Form 10-K”) and related financial statements, and (iii) the Company’s Form 10-Q for its fiscal quarter ended August 31, 2012 (the “First Quarter Form 10-Q”), and related financial statements. The Company has previously reported its delay in filing its Third Quarter Form 10-Q, Form 10-K and First Quarter Form 10-Q as well as the pending restatement.

A copy of the letter agreement with Wells Fargo is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

The Company issued a press release on November 5, 2012 disclosing among other items certain preliminary financial information and metrics for its fiscal year ended May 31, 2012 and for its first quarter ended August 31, 2012. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in Item 2.02 of this Form 8-K and Exhibit 99.1 are furnished to, but not filed with, the Securities and Exchange Commission. The information contained in Item 2.02 of this Form 8-K and in Exhibit 99.1 shall not be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 12, 2012, the Company requested a hearing before The NASDAQ Stock Market LLC (“NASDAQ”) Hearings Panel to request additional time in which to bring its filings with the Securities and Exchange Commission current. As part of the hearing request, the Company requested a stay of any delisting of its common stock until the hearing takes places and a decision has been issued. On October 19, 2012, the Company received a letter from the staff of the Listing Qualifications Department (the “Staff”) of NASDAQ granting the Company’s request to extend the stay of the suspension of trading of the Company’s common stock pending the hearing and a final determination regarding the Company’s listing status.

Additionally, on October 12, 2012, the Company, received, as expected, a letter from the Staff of NASDAQ stating that the Company does not comply with NASDAQ Listing Rule 5250(c)(1) as a result of the Company’s delay in filing its Form 10-Q for its quarter ended August 31, 2012.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported, on August 2, 2012 Company management, in consultation with the Audit Committee, concluded that the Company’s annual financial results for fiscal years 2011 and 2010, and the quarterly results for the periods within such fiscal years and for the first and second quarters of fiscal year 2012, should be restated due to improper time-recording practices at the Company’s India Consulting Group (“ICG”), which affected the Company’s ability to determine, for financial reporting purposes, the total work effort and timing of delivery on consulting projects, and the ability to develop “vendor-specific objective evidence” (“VSOE”) of the fair value of professional services’ offerings. On October 4, 2012, the Company announced that as a result of the Company’s inability to determine, for financial reporting purposes, the total work effort and timing of delivery on consulting projects not involving ICG and the inability to develop VSOE of the fair value of non-ICG professional services’ offerings, the scope of the restatement would be expanded to cover substantially all of the Company’s consulting projects.

Additionally, the Company has been reviewing whether any adjustments will also be required with respect to the Company’s financial statements for fiscal years 2009 and 2008. On November 5, 2012, Company management, in consultation with the Audit Committee, determined that the Company’s annual financial results for these time periods will also need to be restated.

Company management is working to finalize the Company’s restated financials results as quickly as possible in consultation with the Audit Committee. However, restating the revenue and cost recognition derived from substantially all of the Company’s consulting projects, as well as license and support revenues included in multi-element arrangements with such consulting projects, is a time consuming and laborious process.

At this point in the process, the restatement work is taking longer than initially expected to complete for two primary reasons. First, although the nature of the accounting adjustments required to complete the restatement of the non-ICG projects is substantially the same as the restatement of the ICG projects, the number of transactions to be reviewed has increased substantially. Second, the Company historically recognized services revenue on a proportional performance basis, and the shift to recognizing services revenue at contract completion is requiring a significant and time consuming effort by Company personnel to establish documentation of completion dates for a large number of contracts.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2012, Elaine Kitagawa, Chief Financial Officer of the Company, informed the Company of her decision to resign her position with the Company in order to relocate outside of the San Francisco Bay Area. Ms. Kitagawa will remain with the Company until December 7, 2012. The Company has commenced a search for a new chief financial officer.

Item 7.01. Regulation FD Disclosure.

The information set forth above in “Item 2.02. Results of Operations and Financial Condition,” including the exhibit referred to therein, is incorporated herein by reference. In its press release attached hereto as Exhibit 99.1, the Company also disclosed certain business metrics for its fiscal year ended May 31, 2012 and its first quarter ended August 31, 2012 as well as an update concerning the Company’s progress with respect to the restatement and related matters, and announced that it will host a conference call and live webcast on November 5, 2012 commencing at 2:00 p.m. Pacific time to discuss the status of the restatement.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 are furnished to, but not filed with, the Securities and Exchange Commission. The information contained in Item 7.01 of this Form 8-K and in Exhibit 99.1 shall not be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, between the Company, Hal Acquisition Sub, Inc., HumanConcepts, LLC, and Wells Fargo Bank, National Association dated as of October 31, 2012.

99.1	Press Release dated November 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: November 5, 2012	/s/ Peter E. Williams III
(Signature)

Peter E. Williams III

General Counsel, Executive Vice President, Corporate Development and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, between the Company, Hal Acquisition Sub, Inc., HumanConcepts, LLC, and Wells Fargo Bank, National Association dated as of October 31, 2012.

99.1	Press Release dated November 5, 2012.